
<ARTICLE>                5
<LEGEND>
This schedule contains summary financial information extracted from our
Form 10-Q for the twenty-six week period ended November 28, 1999, and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                           6-MOS
<FISCAL-YEAR-END>                 MAY-28-2000
<PERIOD-START>                    MAY-31-1999
<PERIOD-END>                      NOV-28-1999
<CASH>                             70,400,000
<SECURITIES>                                0
<RECEIVABLES>                     562,500,000
<ALLOWANCES>                                0
<INVENTORY>                       497,300,000
<CURRENT-ASSETS>                1,305,400,000
<PP&E>                          2,843,400,000
<DEPRECIATION>                 (1,469,500,000)
<TOTAL-ASSETS>                  4,594,300,000
<CURRENT-LIABILITIES>           2,091,700,000
<BONDS>                         1,664,700,000
<PREFERRED-MANDATORY>                       0
<PREFERRED>                                 0
<COMMON>                          679,900,000
<OTHER-SE>                       (423,200,000)
<TOTAL-LIABILITY-AND-EQUITY>    4,594,300,000
<SALES>                         3,390,800,000
<TOTAL-REVENUES>                3,390,800,000
<CGS>                           1,349,600,000
<TOTAL-COSTS>                   1,349,600,000
<OTHER-EXPENSES>                            0
<LOSS-PROVISION>                            0
<INTEREST-EXPENSE>                 66,800,000
<INCOME-PRETAX>                   537,200,000
<INCOME-TAX>                      191,600,000
<INCOME-CONTINUING>               352,200,000
<DISCONTINUED>                              0
<EXTRAORDINARY>                             0
<CHANGES>                                   0
<NET-INCOME>                      352,200,000
<EPS-BASIC>                            1.16 <F1>
<EPS-DILUTED>                            1.12 <F1>

On September 27, 1999, the company's board of directors declared a 2-for-1 split of General Mills common stock for shareholders of record on October 8, 1999, payable November 8, 1999.
All share and per share data have been adjusted to reflect the stock split. Prior Financial Data Schedules have not been restated for the stock split.

